Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with amendment 1 to the Annual Report of Alaska Communications Systems Group, Inc. (the “Company”) on Form 10-K/A for the fiscal year ending December 31, 2014 (the “Report”), I, Anand Vadapalli, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §. 1350, as created by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 17, 2015	/s/ Anand Vadapalli

Anand Vadapalli

President and Chief Executive Officer

Alaska Communications Systems Group, Inc.